Exhibit 99.1
mruszczy: NEED LOGOS!! Investor Presentation May 2009

Legal Disclaimers FORWARD-LOOKING INFORMATION This presentation contains "forward-looking statements" within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," 'foresee" and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward- looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction and industrial activity in the markets where we operate in North America, as well as the impact of the current macroeconomic downturn and current conditions in the global credit markets and its effect on construction activity and the economy in general; (2) relationships with new equipment suppliers; (3) increased maintenance and repair costs as we age our fleet and decreases in our equipments' residual value; (4) our indebtedness; (5) the risks associated with the expansion of our business; (6) our possible inability to integrate any businesses we acquire; (7) competitive pressures; (8) compliance with laws and regulations, including those relating to environmental matters and corporate governance matters; and (9) other factors discussed in our public filings, including the risk factors included in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this presentation. NON-GAAP FINANCIAL MEASURES This presentation contains certain Non-GAAP measures (EBITDA, Adjusted EBITDA and Free Cash Flow). Please refer to Appendix A of this presentation for a description of our use of these measures. These Non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these Non-GAAP measures are not a measurement of financial performance or liquidity under GAAP and should not be considered an alternative to the Company's other financial information determined under GAAP. See Appendix A for a reconciliation of these Non-GAAP measures. 2

Management Presenters 3 John Engquist Chief Executive Officer Leslie Magee Chief Financial Officer

Highlights 4 4

H&E Equipment Services - Snapshot Leading integrated equipment services company with $1 billion of LTM 3/31/09 revenue Formed in 2002 through the merger of H&E and ICM - 48 years of operating history. Focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers' varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross- selling opportunities among its new and used equipment sales, rental, parts sales and service operations. 62 full service facilities across West Coast, Intermountain, Southwest, Gulf Coast, Southeast and Mid-Atlantic. Revenue of $1 billion, gross profit of $288 million and Adjusted EBITDA1 of $230 million for the 12 months ended March 31, 2009. 5 1 Adjusted EBITDA calculated as EBITDA as adjusted for $22.7 million non-cash goodwill and intangible asset impairment charges recorded in the fourth quarter of 2008. See appendix for reconciliation to net income and limitations on the uses of EBITDA and Adjusted EBITDA as performance measures. LTM Revenue by Business Segment ($ in millions) LTM Gross Profit by Business Segment ($ in millions)

6 We Have a Winning Business Model Rental Equipment Parts & Service Used Equipment Sales New Equipment Sales Traditional Distribution Model Traditional Rental Model H&E Integrated Equipment Services Model Key Advantages: Mix of business activities enables effective operation through economic cycles High-margin parts and service operation Multiple points of contact with the customer Difficult to replicate infrastructure Historically higher selling prices on used equipment through in-house sales force Improved purchasing power New Equipment Sales Used Equipment Sales Parts & Service Rental Equipment

Our Footprint Provides Geographic Diversity... Key Market Advantages: Geographic diversity and focus on industrial sector continues to benefit Company. Demand remains stronger in Gulf Coast markets. Corps of Engineers recently announced letting of $4 billion for storm protection work in 2009. Industrial sector still stronger than most. Strength of integrated business model provides flexibility to manage assets and generate strong cash flow in an economic downturn. Increased governmental infrastructure spending could prove to be a positive for our business. 7

Geographic Breakdown 8 Revenue by Region Gross Profit by Region Number of Branches by Region Note: Revenue and Gross Profit by region as of LTM March 31, 2009.

Current Market Challenges Commercial construction activity peaked in October 2007, with year-on-year growth of 27.3%, then turned negative in September 2008. Both consumer and commercial subcomponents of commercial construction expected to be negative throughout 2009 and into 2010. (Bernstein Research, April 2, 2009). Continuing credit crisis and economic weakness continues to result in end users' inability to access lending, resulting in project delays and cancellations. The January 2009 Senior Loan Officer survey on Bank Lending Practices indicated considerable tightening of loan standards for both commercial and industrial loans and commercial mortgage loans. The survey also indicated that demand for these loans continue to decline based on participant responses. U.S. non-residential construction spending is forecast to decline substantially in 2009. Recent survey results from the American Institute of Architects' Architecture Billings Index (ABI) have been among the lowest ever recorded. January level of 33.3 and February level of 35.3 are substantially below 50, which is the level that indicated billings growth. The ABI is typically considered a 9-12 month leading indicator of commercial construction activity. Despite the government stimulus package for infrastructure spending, third party estimates call for lower spending on infrastructure in 2009. Limited visibility into market conditions for the remainder of 2009. Excess equipment in marketplace is affecting pricing / utilization. 9

Q1 2009 Overview Profitable quarter despite economic impacts on non-residential construction and industrial markets and traditionally soft period due to weather. Revenues of $186.2 million; EBITDA of $38.1 million (20.4% margin); net income of $2.2 million or diluted earnings per share of $0.06. Expect very challenging environment to continue. Strong ties to industrial sector will help offset the impact of weaker end markets, but all customers being impacted. We continue to take proactive steps to protect our performance given expected declines in the non-residential construction markets. Focused on maintaining strong balance sheet and cash generation. Currently well-capitalized with low interest rate debt and maturity dates well into future. Reducing rental fleet capital expenditures to adapt to current conditions. Continued workforce reductions. Freezing management incentive compensation; reduced SG&A spending. We remain very confident in our business and ability to adapt to current market conditions. 10

Financial Overview 11

Demonstrated Financial Performance 12 2003 2004 2005 2006 2007 2008 East 414 478.2 600.2 804.4 1003.1 1069 Revenues ($mm) Adjusted EBITDA1 ($mm) Growth Rates (y-o-y growth) Results include operating results of acquisitions from the effective date of the acquisitions made in February 2006 and September 2007. 1 See reconciliations of non-GAAP measures and adjustments in Appendix A. Adjusted EBITDA calculated as EBITDA adjusted for non-recurring items in years 2003, 2006, 2007 and 2008 as described in Appendix A. 2 Operating Income is not adjusted and accordingly includes the impact of the $22.7 million impairment of goodwill and intangible assets recorded in 2008, $8.0 million payment made in connection with IPO in 2006 to terminate the Company's management services agreement and the $17.4 million loss from litigation that was recorded in 2003. Operating Income / (Loss)2 ($mm) 2004 2005 2006 2007 2008 Revenue 0.155 0.255 0.34 0.247 0.066 Adjusted EBITDA 0.24 0.639 0.64 0.153 0.005 Adjusted EBITDA1 2003 2004 2005 2006 2007 2008 Ebitda 64.2 79.6 130.5 214 246.8 248.1 % Margin 0.155 0.167 0.217 0.266 0.246 0.232 Revenue 2003 2004 2005 2006 2007 2008 Ebitda -12.6 26 70.3 120 141.5 106.7 % Margin -3 5.4 11.7 14.9 14.1 10 Adjusted EBITDA1 Adjusted EBITDA1 Margin (%) Operating Income / (Loss)2 Operating Income / (Loss)2 Margin (%)

Q1 2009 Revenues and Gross Profit Revenues decreased $59.6 million. Decline in sales in all segments with most significant decline in used equipment sales of $25.3 million, or 61.1%. Gross profit decreased $22.4 million. Gross margin decreased to 27.0% from 29.6% largely due to lower gross margins from rentals and used equipment sales. Rental margins declined to 36.7% vs. 46.3% primarily due to an 840 bps decline in time utilization and a 990 bps decline in average rental rates. Used equipment margins are lower primarily due to weaker demand. 13 Revenues ($mm) Gross Profit ($mm) Key Takeaways -24.2% -30.8%

Summary Financial Performance by Segment 14 Equipment Rentals ($mm) Used Equipment Sales ($mm) New Equipment Sales ($mm) Sales Gross Margin (%) Parts & Service ($mm) 2004 2005 2006 2007 2008 LTM 3/31/09 Revenue 160.3 190.8 251.4 286.6 295.4 279.7 % Margin 0.375 0.468 0.528 0.513 0.479 0.461 2004 2005 2006 2007 2008 LTM 3/31/09 Revenue 116.9 156.3 241.3 355.2 374.1 361.8 % Margin 0.109 0.123 0.125 0.133 0.133 0.131 2004 2005 2006 2007 2008 LTM 3/31/09 Revenue 85 111.1 133.9 148.7 160.8 135.5 % Margin 0.201 0.238 0.27 0.245 0.241 0.234 2004 2005 2006 2007 2008 LTM 3/31/09 Revenue 91.7 111.6 135.8 166.4 188.4 184.4 % Margin 0.407 0.417 0.432 0.43 0.422 0.421

15 Q1 2009 Income From Operations Income From Operations ($mm) Key Takeaways $15.1 million decrease. 6.0% margin versus 10.7% margin due to: Margin pressure as revenues decline faster than costs due to weaker demand. Revenues declined 24%; SG&A costs declined 16%. Also impacted by lower gross margins in 1Q09 as discussed on slide 13. -57.6% EBIT Margin

16 Q1 2009 Net Income, Earnings Per Share Net Income ($mm) Key Takeaways Net income down $8.0 million. Lower interest expense as a result of lower rates, debt under senior secured credit facility and floor plan payables. Diluted earnings per share down $0.22. Effective tax rate of 30.8% in 1Q09 versus 37.1% in 1Q08. 1Q09 diluted weighted average share count of 34.6 million versus 36.7 million due to previous stock repurchases. Focused on generating cash and debt reduction. Earnings Per Share -78.6% -78.6%

Q1 2009 EBITDA 17 EBITDA ($mm) EBITDA decreased $18.3 million. EBITDA margin decreased to 20.4% from 22.9% Margin pressure primarily due to lower rental and used equipment sales gross margins and more rapid decline in revenues than SG&A. EBITDA Margin -32.5% Key Takeaways

Free Cash Flow Profile 18 Cash Flow From Operations Free Cash Flow2 Net Investment1 Gross Investment3 2003 2004 2005 2006 2007 2008 YTD 3/31/09 Cash Flow 19.3 5.6 35.9 117.7 104.1 120.5 3.5 2003 2004 2005 2006 2007 2008 YTD 3/31/09 Investment -20.9 11.8 83.1 104.7 88.5 26.2 -4.7 2003 2004 2005 2006 2007 2008 YTD 3/31/09 Free Cash Flow 40.2 -6.2 -47.2 13 15.6 94.3 8.2 2003 2004 2005 2006 2007 2008 YTD 3/31/09 Rental-Maint Capex 39.4 82.2 130 159 186 168.4 5.7 Rental-Growth Capex 0 0 52.6 62 72 0 0 Gross P&E 2.5 4.6 8.3 16.7 18 24.6 7.1 1 Net investment is defined as gross purchases of rental equipment and property and equipment less the proceeds from sale of rental equipment and property and equipment. Net investment does not include non-cash transfers of inventory to the rental fleet. These amounts are included in cash flow from operating activities consistent with statement of cash flows. Does not include cash used in business acquisition related investments of $57.0 million in 2006, $100.2 million in 2007 and $10.5 million in 2008. Also excludes $30.3 million in purchases of equipment in 2006 previously held under operating lease and purchased with use of IPO proceeds. 2 Free cash flow defined as net cash provided by operations less net investment as defined above in footnote 1. See Appendix A for non-GAAP measures and reconciliations. 3 Gross investment defined as gross purchases of rental equipment (includes non-cash transfers from inventory) and property and equipment. Rental maintenance capex is defined as investment required to replace the original equipment cost of rental equipment sold during the period. Rental growth capex is defined as investment in growth of the original equipment cost of rental equipment during the period. Amounts exclude $30.3 million in purchases of equipment in 2006 previously held under operating leases and purchased with use of IPO proceeds.

Cash Flow Generation Current Strategies for Cash Flow: Continue to manage assets and generate healthy cash flow in an economic downturn. 2008 growth capex eliminated 100%. Overall fleet size reduced as a result of lower fleet spending. Sales of rental equipment remained consistent with 2007 levels. Further reduction in fleet spending. Ample flexibility to age fleet; very young fleet particularly when considering fleet mix. Continue to utilize in-house retail sales force as preferred and primary method for fleet disposal. Reduce inventory levels in products where appropriate. Strong focus on credit and collections in current environment. Workforce reductions and cost-cutting initiatives. Reduced SG&A 16.1% in 1Q09. 19 2003 2004 2005 2006 2007 2008 YTD 3/31/09 FCF 22.9 -6.2 -29.8 12.7 7.9 94.3 8.2 Net Total Capex -12 21.1 102.9 130.2 152.4 68.7 -0.5 2003 2004 2005 2006 2007 2008 YTD 3/31/09 Free Cash Flow 40.2 -6.2 -47.2 13 15.6 94.3 8.2 Total Net Capex -12.1 21 102.9 129.9 152.5 68.8 -0.5 Reduction in Total Net Capex 2008 vs 2007 is due to reduced spending. Sales of rental equipment were flat year to year. 1 1 Total Net Capex is defined as gross investment (see Slide 18; footnote 3) less proceeds from the sale of rental equipment and property and equipment.

Priorities of Free Cash in Recent Times 20 Free Cash Flow Allocated to Asset-Backed Loan Reduction Free Cash Allocated to Stock Repurchases Current focus: Reduction of debt under ABL. Suppressed availability under ABL borrowing base certificate remains strong ($177 million of suppressed availability at 3/31/09). No current program in place. Previous program expired 12/31/08.

Focused on Cost Cutting with Current Pressure on Margins Reduced head count 10% in 2008 through forced reductions and hiring freeze. Reduced another 6% year to date. Continue to evaluate workforce levels with a 3% reduction in Q109 and another 3% in Q209. Reductions will reduce absolute dollar of SG&A spend and also protect gross margins. Reduced SG&A 16.1% in 1Q09. Have frozen incentive compensation for executive and key management in current environment. Reduced spending on employee costs such as benefits, travel and entertainment and certain other perks. Closed 2 underperforming branch operations with stores in near proximity. Continue to evaluate locations and possible consolidation of operations. 21 LTM Revenue Per Employee LTM SG&A as % of Revenue Cost Reduction Initiatives ($ in thousands) Note: Beginning September 2007, acquisition in Mid-Atlantic included in data. Note: March 2006 excludes one-time charge of $8.0 million termination fee related to management services agreement.

Current Capital Structure…No Near-Term Debt Maturities or Covenant Concerns, Abundant Liquidity and Strong Credit Statistics

H&E Equipment Services, Inc.

Current Capital Structure

($mm)	3/31/09
Cash & Cash Equivalents	$ 10.8
Debt:	
Senior Secured Credit Facility due August 2011	67.9
8.375% Senior Unsecured Notes due 2016	250.0
Capital Lease Obligation	2.3
Other Notes Payable	2.0
Total Debt	322.2
Shareholders' Equity	292.6
Total Book Capitalization	$ 614.8

Credit Statistics

	12/31/06	12/31/07	12/31/08	LTM 3/31/09
Adj. EBITDA[1] / Total Interest Exp.	5.7x	6.7x	6.5x	6.3x
Total Debt / Adj. EBITDA[1]	1.2x	1.5x	1.3x	1.4x
Debt / Total Capitalization	53.0%	56.6%	53.3%	52.4%

Credit Ratings

Moody's (Ratings AFFIRMED 3/12/09)	S&P
Outlook = Stable	Outlook = Stable
Corporate Family Rating = B1	Credit Rating = BB-
Senior Unsecured Notes = B3	Senior Unsecured Notes = BB-

Sr. Secured Credit Facility (ABL) Financial Covenant [2]

Springing Minimum Fixed Charge Coverage Ration >= 1.1 to 1.0

Covenant triggered if excess availability < $25 million

At March 31, $244.3 million of excess availability under $320 million ABL

At May 4, $254.9 million of excess availability under ABL

[1] Excludes the impact of (i) the $8.0 million termination fee paid in conjunction with the termination of a management services agreement in the first quarter of 2006; (ii) the $40.8 million loss on early extinguishment of debt recorded in the third quarter of 2006; (iii) the $0.3 million loss on early extinguishment of debt recorded in the third quarter of 2007; and (iv) the fourth quarter 2008 non-cash goodwill and intangible asset impairment charges of $22.7 million . See Appendix A for a reconciliation of Non-GAAP measures.

[2] Other exceptions exist in the credit agreement including, among other things, certain requirements, restrictions and negative covenants.

22

23 Fleet Statistics Rental Capex Summary Fleet Age by Equipment Type (months) Rental Fleet Statistics ($mm) Fleet Mix Note: Fleet statistics as of March 31, 2009 1 Includes gross purchases of rental equipment plus assets transferred from new and used inventory to rental fleet. 2 Does not include the impact of the $30.3 million for buyouts of equipment under operating leases completed in connection with the IPO in January 2006. ($ in millions) AWP Cranes Earth-moving Fork Trucks Other Total East 37.3 32.3 24.3 32.7 24.6 34.5 Average OEC Average $ Utilization FYE 12/31, 2003 2004 2005 20062 2007 2008 YTD 3/31/09 Gross Rental Capex1 $ 39.4 $ 82.2 $182.6 $221.0 $258.1 $168.4 $ 5.7 Sale of Rental Equipment (51.3) (65.4) (87.0) (105.7) (122.6) (123.1) (13.3) Net Rental Capex ($ 11.9) $ 16.8 $ 95.6 $115.3 $135.5 $ 45.3 ($ 7.6)

Conclusions 24 24

Appendix A?Unaudited Reconciliation of Non-GAAP Financial Measures 25

Unaudited Reconciliation of Non-GAAP Financial Measures We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA for the periods presented as EBITDA adjusted for: (1) the $22.7 million impairment of goodwill and intangible assets recorded in 2008; (2) the $0.3 million loss and $40.8 million loss on the early extinguishment of debt in connection with our refinancing recorded in 2007 and 2006, respectively; (3) the $8.0 million fee paid for the termination of a management services agreement in connection with our Initial Public Offering in 2006; and (4) the $17.4 million loss from litigation that was recorded in 2003. We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company's overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We consider them useful tools to assist us in evaluating performance because they eliminate items related to capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets and, in the case of Adjusted EBITDA, any goodwill and intangible asset impairment charges. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered alternatives to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies. We define "free cash flow" as net cash provided by/used in operating activities less purchases of rental equipment and property and equipment plus proceeds from the sales of rental equipment and property and equipment. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, free cash flow is not a measure of financial performance or liquidity under GAAP. Accordingly, free cash flow should not be considered an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Because free cash flow may not be calculated in the same manner by all companies, free cash flow may not be comparable to other similarly titled measures used by other companies. 26

Unaudited Reconciliation of Non-GAAP Financial Measures

H&E Equipment Services, Inc.

(Amounts in thousands)

	2003	2004	2005	2006	2007	2008	1Q08	1Q09
Net income (loss)	($ 46,051)	($ 13,737)	$ 28,160	$ 32,714	$ 64,626	$ 43,296	$ 10,209	$ 2,178
Interest expense	39,394	39,856	41,822	37,684	36,771	38,255	10,167	8,181
Provision (benefit) for income taxes	(5,694)	–	673	9,694	40,789	26,101	6,019	971
Depreciation	59,159	53,232	59,765	85,077	103,221	115,454	29,249	26,580
Amortization	–	295	94	46	1,060	2,223	713	148
EBITDA	**$ 46,808**	**$ 79,646**	**$ 130,514**	**$ 165,215**	**$ 246,467**	**$ 225,329**	**$ 56,357**	**$ 38,058**
Loss from litigation	17,434	–	–	–	–	–	–	–
Loss on early extinguishment of debt[1]	–	–	–	40,771	320	–	–	–
Management services agreement termination fee[2]	–	–	–	8,000	–	–	–	–
Impairment of goodwill and intangible asset[3]	–	–	–	–	–	22,721	–	–
Adjusted EBITDA	**$ 64,242**	**$ 79,646**	**$ 130,514**	**$ 213,986**	**$ 246,787**	**$ 248,050**	**$ 56,357**	**$ 38,058**



[1] Adjustments relate to a loss on early extinguishment of the Company's Senior Secured and Senior Subordinated Notes.
[2] Adjustment relates to $8.0 million of fees paid in connection with the termination of a management services agreement.
[3] Adjustment relates to non-cash goodwill and intangible asset impairment charges of $22.7 million.

27

Unaudited Reconciliation of Non-GAAP Financial Measures Free Cash Flow Reconciliation (Amounts in thousands) YTD 2003 2004 2005 2006 2007 2008 3/31/2009 Cash flows from operating activities $ 19.3 $ 5.6 $ 35.9 $ 117.7 $ 104.1 $ 120.5 $ 3.5 Net Investment (per cash flows from investing activities) Purchases of property and equipment (2.5) (4.6) (8.3) (16.7) (18.0) (24.6) (7.1) Purchases of rental equipment (30.6) (72.9) (162.8) (195.7) (194.1) (125.9) (1.5) Proceeds from sales of property and equipment 2.7 0.3 1.0 2.0 1.0 1.2 _ Proceeds from sales of rental equipment 51.3 65.4 87.0 105.7 122.6 123.1 13.3 Free cash flow $ 40.2 $ (6.2) $ (47.2) $ 13.0 $ 15.6 $ 94.3 $ 8.2 28